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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OF 15(d) OF
                           THE SECURITIES ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):        COMMISSION FILE NUMBER
                  APRIL 17, 2003                                0-19858


                                 USA TRUCK, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                DELAWARE                                         71-0556971
     (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)




         3200 INDUSTRIAL PARK ROAD
            VAN BUREN, ARKANSAS                                    72956
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)





               Registrant's telephone number, including area code:
                                 (479) 471-2500


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Item 7.  Financial Statements and Exhibits

     (c) Exhibits

         99.1 News release issued by the registrant on April 17, 2003.

Item 9.  Regulation FD Disclosure

     The following information is being furnished pursuant to Item 12, Results of Operations and Financial Condition, as provided in Exchange Act Release No. 34-47583. On April 17, 2003, the registrant issued a news release announcing its revenues and earnings for the first quarter of 2003. A copy of the news release is filed as an exhibit to this Form 8-K.

     By agreement with its customers, and consistent with industry practice, the Company adds a surcharge to its rates as diesel fuel prices increase above an industry-standard baseline price per gallon. The amount of this fuel surcharge increases as fuel costs increase above certain threshold prices. The surcharge is designed to approximately offset increases in fuel costs above the baseline. Because fuel prices are volatile, management believes that presenting operating statistics calculated on the basis of total revenue, including the fuel surcharge in the earnings release, could provide a distorted picture of the Company's operating performance, particularly when comparing results for current and prior periods. Therefore, the fuel surcharge is excluded from revenue and, instead, taken as a credit against expense when calculating the operating ratio in the Key Operating Statistics table of the earnings release. The surcharge is also excluded from revenue for purposes of calculating revenue per mile in that table. Management believes that this presentation, which is designed to minimize the potentially distortive effect of fuel cost volatility, is a more meaningful measure of the Company's operating performance than a presentation calculating revenue per mile and operating ratio on the basis of total revenue, including fuel surcharge.

     Management does not believe that a reconciliation of the information presented in the Key Operating Statistics table of the earnings release and corresponding information calculated on the basis of total revenue would be meaningful. Revenue data, on both a total basis and excluding the fuel surcharge, is included in the earnings information table of the earnings release.


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                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           USA TRUCK, INC.
                                           ---------------
                                           (Registrant)


Date:          April 17, 2003                   /s/ ROBERT M. POWELL
         ---------------------------       -------------------------------------
                                           ROBERT M. POWELL
                                           Chairman and Chief
                                           Executive Officer

Date:          April 17, 2003                   /s/ JERRY D. ORLER
         ---------------------------       -------------------------------------
                                           JERRY D. ORLER
                                           President

Date:          April 17, 2003                   /s/ CLIFTON R. BECKHAM
         ---------------------------       -------------------------------------
                                           CLIFTON R. BECKHAM
                                           Vice President - Finance, Chief
                                           Financial Officer and Secretary